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                                                             EXHIBIT 5(a)







                                   August 1, 1994



General Motors Corporation
767 Fifth Avenue
New York, New York  10153-0075

Gentlemen:


         As Attorney, Legal Staff of General Motors Corporation, I am familiar with the Registration Statement, dated August 1, 1994, being filed by you with the Securities and Exchange Commission, relating to (1) 20,000,000 shares of General Motors $1-2/3 par value common stock and (2) 100,000 shares of Class E common stock to be registered for the General Motors Amended 1987 Stock Incentive Plan.

         It is my opinion that the $1-2/3 par value stock and Class E stock to be registered, when sold or issued hereafter in accordance with the provisions of said Plan, in accordance with Delaware law and upon payment of the consideration for such shares as contemplated by said Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement.


                                            Very truly yours,



                                            s/Martin I. Darvick
                                              Martin I. Darvick
                                            Attorney, Legal Staff



















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